UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2020

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-09341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire		03062
(Address of Principal Executive Offices)		(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

On April 23, 2020, iCAD, Inc. (the “Company”) and certain institutional investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of an aggregate of 1,562,500 shares of the Company’s common stock in a registered direct offering (the “Offering”). The purchase price per share in the Offering was $8.00 for aggregate gross proceeds to the Company of $12.5 million.

The net proceeds to the Company from the Offering, after deducting the Company’s estimated offering expenses, are expected to be approximately $12.1 million. The Offering closed on April 27, 2020.

The sale of the Company’s common stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s Registration Statement on Form S-3 (Registration No. 333-235887), previously filed with the Securities and Exchange Commission and declared effective on January 31, 2020.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance of the shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 23, 2020, the Company issued a press release with respect to the information set forth above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Dentons US LLP

10.1	Form of Securities Purchase Agreement, dated April 23, 2020, between the Company and the purchasers party thereto

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: April 27, 2020